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                                                                     Exhibit 4.2

                               FIRST AMENDMENT TO
                           AMENDED AND RESTATED MASTER
                         POOLING AND SERVICING AGREEMENT

                  This FIRST AMENDMENT TO THE AMENDED AND RESTATED MASTER POOLING AND SERVICING AGREEMENT, dated as of October 1, 2001 (this "Amendment"), is among American Express Centurion Bank (the "Bank"), American Express Receivables Financing Corporation ("RFC"), American Express Travel Related Services Company, Inc. (the "Servicer") and The Bank of New York, (the "Trustee"). This Amendment amends the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1998 (the "Pooling and Servicing Agreement" and, together with this Amendment, the "Amended Pooling and Servicing Agreement").

                                    RECITALS

                  1. Pursuant to Section 13.01(b) of the Pooling and Servicing Agreement, the Servicer has delivered to the Trustee an Opinion of Counsel, dated the date of this Amendment, stating that this Amendment will not materially and adversely affect the interests of the Investor Certificateholders of any outstanding Series.

                  2. The parties to the Pooling and Servicing Agreement have satisfied all conditions precedent contained in the Pooling and Servicing Agreement to entering into this Amendment. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                  3. Now, therefore, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

                                   AMENDMENTS

                  SECTION 1. Amendments of Section 1.01. (a) Section 1.01 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting the current definition of Determination Date and inserting in its place the following definition, which shall read in its entirety as follows:

                  "Determination Date" shall mean, unless otherwise specified in the Supplement for a particular Series, the earlier of the third Business Day and the fifth calendar day (or if the fifth calendar day is not a Business Day, then the preceding Business Day) preceding each Distribution Date.

                  (b) Section 1.01 of the Pooling and Servicing Agreement shall be and hereby is amended by adding the following definition, which shall read in its entirety as follows:

                  "First Amendment Effective Date" means April 1, 2001.

                  (c) Section 1.01 of the Pooling and Servicing Agreement shall be and hereby is amended by adding the following definition, which shall read in its entirety as follows:

                  "Permitted Activities" means the primary activities of the Trust, which are:


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                  (a) holding Receivables transferred from the Transferors and the other assets of the Trust, including passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Transferors, their Affiliates or their agents;

                  (b) issuing Certificates and other interests in the Trust Property;

                  (c) receiving Collections and making payments on such Certificates and interests in accordance with the terms of this Agreement and any Supplement; and

                  (d) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature.

                  SECTION 2. Amendment of Section 9.02. Section 9.02(a) of the Pooling and Servicing Agreement shall be and hereby is amended by deleting the second and third sentences thereof in their entirety, and inserted in their place shall be the following:

         Within 15 days of the receipt by the Trustee of the notice of a Dissolution Event, the Trustee shall (i) publish a notice in an Authorized Newspaper that a Dissolution Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.02 and requesting instructions from such Holders, which notice shall request each Investor Certificateholder to advise the Trustee in writing that it elects one of the following options: (A) the Investor Certificateholder wishes the Trustee to instruct the Servicer not to sell, dispose of or otherwise liquidate the Receivables, or (B) the Investor Certificateholder wishes the Trustee to instruct the Servicer to sell, dispose of or otherwise liquidate the Receivables and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions set forth herein, or (C) the Investor Certificateholder refuses to advise the Trustee as to the specific action the Trustee shall instruct the Servicer to take. If after 90 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall not have received written instructions of Holders of Investor Certificates representing Undivided Interests aggregating in excess of 50% of the related Invested Amount of each Series (or in the case of a series having more than one class of investor certificates, each class of such series) to the effect that the Trustee shall not instruct the Servicer to sell, dispose of, or otherwise liquidate the Receivables and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions as set forth herein, the Trustee shall instruct the Servicer to proceed to use its best efforts to sell, dispose of, or otherwise liquidate the Receivables, which efforts shall include the solicitation of competitive bids and the Servicer shall proceed to use its best efforts to consummate the sale, liquidation or disposition of the Receivables as provided above on terms equivalent to the best purchase offer for the Receivables.

                  SECTION 3. Amendments of Section 13.01. (a) Section 13.01(b) of the Pooling and Servicing Agreement shall be and hereby is amended by adding at the end of such Section the following, which shall read in its entirety as follows:

         ; provided further that such action shall not effect a change in the Permitted Activities of the Trust except for those changes necessary for compliance with accounting requirements or tax requirements or required to cure any ambiguity or correct or supplement any provision contained in the Agreement or any Supplement which may be defective or inconsistent with any provisions thereof.


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                  (b) Section 13.01(c) of the Pooling and Servicing Agreement
shall be and hereby is amended by inserting after the word "Trustee" is first used the following, which shall read in its entirety as follows:

         (A) in the case of a change in the Permitted Activities of the Trust which is not materially adverse to Holders of Investor Certificates, with the consent of Holders of Investor Certificates evidencing not less than 50% of the aggregated unpaid principal amount of the Investor Certificates of each outstanding Series affected by such change, unless such change is necessary for compliance with accounting requirements or tax requirements or required to cure any ambiguity or correct or supplement any provision contained in the Agreement or any Supplement which may be defective or inconsistent with any provisions thereof and
         (B) in all other cases


                  SECTION 4. Miscellaneous. The amendments provided for by this Amendment shall be effective as of the First Amendment Effective Date upon receipt by the Trustee of the following:

                  (a) Notification in writing from each of Moody's and Standard & Poor's to the effect that this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

                  (b) An Opinion of Counsel to the effect that this Amendment will not materially and adversely affect the interests of the Investor Certificateholders of any outstanding Series.

                  (c) An Opinion of Counsel to the effect that this Amendment will not cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of Investor Certificates or any Certificate Owner.

                  (d) Counterparts of this Amendment, duly executed by the parties hereto.

                  SECTION 5. Pooling and Servicing Agreement in Full Force and Effect as Amended. The Pooling and Servicing Agreement is hereby amended by providing that all references therein to the "Pooling and Servicing Agreement," "this Agreement," "hereby," "hereof" and "herein" shall be deemed from and after the effective date of this Amendment to be a reference to the Amended Pooling and Servicing Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their terms and except as expressly provided herein, this Amendment shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

                  SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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                  IN WITNESS WHEREOF, the Bank, RFC, the Servicer and the
Trustee have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.

                         AMERICAN EXPRESS CENTURION BANK


                              By:  /s/ Maureen A. Ryan
                                   ---------------------------------------------
                                   Name: Maureen A. Ryan
                                   Title:    Assistant Treasurer

                                    AMERICAN EXPRESS RECEIVABLES
                                     FINANCING CORPORATION


                            By:    /s/ Leslie R. Scharfstein
                                   ---------------------------------------------
                                   Name: Leslie R. Scharfstein
                                   Title:    President

                                   AMERICAN EXPRESS TRAVEL RELATED
                                     SERVICES COMPANY, INC.


                            By:    /s/ Jay B. Stevelman
                                   ---------------------------------------------
                                   Name: Jay B. Stevelman
                                   Title:    Senior Vice President and Treasurer

                                   THE BANK OF NEW YORK,
                                      as Trustee


                             By:    /s/ Catherine Cerilles
                                    --------------------------------------------
                                    Name: Catherine Cerilles
                                    Title:   Assistant Vice President